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                                                                    Exhibit 3.92

Form BCA-2.10                     ARTICLES OF INCORPORATION

(Rev. Jan. 1991)

George H. Ryan                               SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961                     This space for use by
                                             Secretary of State

Payment must be made by certified            Date ______________________
check, cashiers check, Illinois attorney's
check, Illinois C.P.A's check or             Franchise Tax _____________
money order, payable to Secretary            Filing Fee ________________
of State.

                                             Approved: _________________

1.   CORPORATE NAME: LifeCare Ambulance Service, Inc.

     (The corporate name must contain the word "corporation," "company," "incorporated" "limited" or an abbreviation thereof.)

2.   Initial Registered Agent:     Abraham           J.          Stern
                                 First Name   Middle Initial   Last Name

     Initial Registered Office:   30 South Wacker Drive,            Suite 2900
                                          Number           Street     Suite #

                                  Chicago,   60606-7484    Cook
                                    City      Zip Code    County

3.   Purpose or purposes for which the corporation is organized:
     (If not sufficient space to cover this point, add one or more sheets of this size.)

          To transact any or all lawful activities and businesses which are authorized by the Illinois Business Corporation Act of 1983, and to purchase or otherwise acquire, hold, use, own, mortgage, sell, convey, lease or otherwise dispose of and deal in real and personal property of every class and description or any interest therein.

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

         Par Value   Number of Shares      Number of Shares     Consideration to be
Class    per Share       Amortized      Proposed to be Issued    Received Therefor
-----    ---------   ----------------   ---------------------   -------------------
Common   $NPV              1,000                1,000                  $1,000

                                                TOTAL                  $1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(It not sufficient space to cover this point, add one or more sheets of this size.)

5.   OPTIONAL: (a)   Number of directors constituting the initial board of
                     directors of corporation: _________________

               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                     Name ______________ Residential Address ___________________

6.   OPTIONAL: (a)   It is estimated that the value of all property
                     to be owned by the corporation for the following
                     year wherever located will be:                     $______

               (b)   It is estimated that the value of the property
                     to be located within the State of Illinois
                     during the following year will be:                 $______

               (c)   It is estimated that the gross amount of
                     business that will be transacted by the
                     corporation during the following year will be:     $______

               (d)   It is estimated that the gross amount of
                     business that will be transacted from places of
                     business in the State of Illinois during the
                     following year will be:                            $______

7.   OPTIONAL: OTHER PROVISIONS

                     Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.   NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 9, 1991

      Signature and Name           Address
      ------------------   ---------------------


1.   /s/ Dana L. Redburg   30 South Wacker Drive
     -------------------           Street
     Signature


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     Dana L. Redburg             Chicago, IL 60606
     (Type or Print Name)        City/Town      State   Zip Code

2.


     --------------------        -------------------------------
     Signature                   Street

     -------------------         -------------------------------
     (Type or Print Name)        City/Town      State   Zip Code

3.


     --------------------        -------------------------------
     Signature                   Street

     --------------------        -------------------------------
     (Type or Print Name)        City/Town      State   Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be shown and the execution shall be by its President or Vice President, and verified by him and attested by its Secretary or Assistant Secretary.

                                  FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid in capital represented in this state with a minimum of $25 and a maximum of $1,000,000.

-    The filing fee is $75.

-    The minimum total due (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667).

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State       Springfield, IL 62756
Department of Business Services   Telephone (217) 782-6961


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YEAR OF                         STATE OF ILLINOIS                  CORPORATION
File Prior to:       DOMESTIC CORPORATION ANNUAL REPORT            FILE NO. ____
                     PLEASE TYPE OR PRINT CLEARLY IN BLACK INK

1.)  CHANGES ONLY:   REGISTERED AGENT    CT CORPORATION
                     REGISTERED OFFICE   208 S. LA SALLE STREET
                     CITY, IL ZIP CODE   CHICAGO, IL 60604

2.)  CORPORATE NAME, REGISTERED AGENT, REGISTERED OFFICE, CITY, IL ZIP CODE

     LIFECARE AMBULANCE SERVICE, INC.
     c/o ABRAHAM J. STERN                    121091
     30 S WACKER DR STE 2900                          COOK
     CHICAGO, IL. 60606-7405                          COUNTY

3a.) State or Country of Incorporation: IL   3b.) Date Qualified To Do Business
                                                  In IL

4.) The names and residential addresses of ALL officers & directors MUST be listed here!

OFFICE      NAME               NUMBER & STREET         CITY           STATE   ZIP
---------   ----------------   ---------------------   ------------   -----   ---
Resident    John R. Grainger   120 Maplewood Rt.,      Mississaura,   ON
Secretary   Robert H. Byrne    2094 Gordie Tapp CR.,   Burlington     ON
Treasurer   Robert E, ______  1579 MillboroughLine,    E _________    ON
Director    David White        2144 V.A. Tiempo,       ___________    CA
Director    John R. Grainger   120 Maplewood Rt.,      Mississaura,   ON
Director

5.)  If 51% or more of the stock is owned by a minority or female, please check
     appropriate box [ ] Minority Owned   Female Owned

6.)  Number of shares authorized and issued (as of):

CLASS   SERIES   PAR VALUE   NUMBER AUTHORIZED   NUMBER ISSUED
-----   ------   ---------   -----------------   -------------
COMM                                1000            1000.000

IMPORTANT! Whenever the amount in item 6 or 7a differs from the Secretary of State's records, the enclosed BCA 14.30 must be completed.

7a.) The amount of paid-in capital as of 08/30/94 is $50,000.


8.)  By /s/ Robert H. Byrne
        ------------------------------------    Secretary   11/8/94
        (Any Authorized Officer's Signature)     (Title)     (Date)


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

RETURN TO: ITEM 8 MUST BE SIGNED!

Department of Business Services   Under the penalty of perjury and as an
Secretary of State                authorized officer I declare that this annual
Springfield, IL 62756             report and, if applicable, the statement of
Telephone (217) 782-7808          change of registered agent and/or office,
                                  pursuant to provisions in the Business
                                  Corporation Act, been examined by a me and is,
                                  to the best of my knowledge and belief, true,
                                  correct and complete.

                (PLEASE COMPLETE THE REVERSE SIDE OF THIS REPORT)


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